Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-1 (No.’s 333-224386, 333-226395, 333-230919, 333-233759, 333-237638 and 333-238975) and on Form S-3 (No. 333-248748) of Citius Pharmaceuticals, Inc. of our report dated December 16, 2020, relating to the consolidated financial statements of Citius Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K for the year ended September 30, 2020.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

December 16, 2020